EXHIBIT 13.5

                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 2002
          AGGREGATE TOTALS FOR FISCAL YEAR 01 OCT 2002 TO 30 SEPT 2003



NOTES
                   FV OUTSTANDING (USD)   BOND FACTOR AS AT    COUPON RATE AS AT
                    AS AT SEPT 30, 2003     SEPT 30, 2003        SEPT 30, 2003
                    -------------------     -------------        -------------
Class A Notes         516,420,678.36          58.684168%             1.45000%

                   FV OUTSTANDING (AUD)   BOND FACTOR AS AT    COUPON RATE AS AT
                    AS AT SEPT 30, 2003     SEPT 30, 2003        SEPT 30, 2003
                    -------------------     -------------        -------------
Class B Notes          28,395,000.00         100.000000%             5.28220%
Class C Notes          11,900,000.00         100.000000%             5.51220%


NOTES
                        COUPON PAYMENTS      PRINCIPAL
                             (USD)          PAYMENTS (USD)     CHARGE OFFS (USD)
                        ---------------     -------------      -----------------
Class A Notes            10,995,713.86     245,828,952.33            0.00

                        COUPON PAYMENTS     PRINCIPAL
                             (AUD)         PAYMENTS (AUD)      CHARGE OFFS (AUD)
                        ---------------    -------------       -----------------
Class B Notes             1,516,718.46         0.00                  0.00
Class C Notes               663,008.30         0.00                  0.00



PRINCIPAL COLLECTIONS INFORMATION IN AUD AGGREGATED TO THE DATE
OF THE LAST PAYMENT

Scheduled Principal Payments                                       35,596,030.75
Unscheduled Principal Payments                                    472,408,952.13
Redraws                                                            33,320,728.56

Principal Collections                                             474,684,254.32


TOTAL AVAILABLE PRINCIPAL IN AUD

Principal Collections                                             474,684,254.32
Principal Charge Offs                                                       0.00
Principal Draw                                                              0.00
Pay back of Principal Draws                                         2,653,517.19
Total Available Principal                                         477,337,771.51

Principal Distributed                                             477,337,771.51
Principal Retained                                                          0.00


TOTAL AVAILABLE FUNDS IN AUD

Available Income                                                   91,241,969.58
Principal Draw                                                              0.00
Liquidity Draw                                                              0.00

Total Available Funds                                              91,241,969.58


REDRAW & LIQUIDITY FACILITIES IN AUD

Redraw Shortfall                                                            0.00
Redraw Carryover Charge Offs                                                0.00